SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 18, 1999

                               The CIT Group, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            1-1861                         13-2994534
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036

        Registrant's telephone number, including area code (212) 536-1390

          (Former name or former address, if changed since last report)

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet and statements of income of The CIT Group, Inc. and Subsidiaries ("CIT" or the "Company") are based on the historical consolidated financial statements of CIT and Newcourt Credit Group Inc. ("Newcourt") as of June 30, 1999 and for the six months then ended and for the year ended December 31, 1998. The unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the pending Newcourt Acquisition, as defined herein, had occurred on June 30, 1999. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 1999 and for the year ended December 31, 1998 have been prepared assuming the pending Newcourt Acquisition had occurred on January 1, 1998.

On August 5, 1999 CIT announced that it had reached a new agreement with Newcourt under which it will acquire Newcourt in an exchange of .70 share of CIT Class A Common Stock for each outstanding share of Newcourt common stock ("Newcourt Acquisition"). This agreement amends and restates the original acquisition agreement dated March 7, 1999. The Newcourt Acquisition, which has been approved by the Boards of Directors of both companies, is expected to close during the fourth quarter of 1999. Completion of this transaction is conditioned upon, among other things, regulatory and shareholder approvals.

The unaudited pro forma condensed consolidated financial statements reflect pro forma estimated adjustments to Newcourt's assets and liabilities to reflect their respective fair values under the purchase method of accounting. The excess of the purchase price over the estimated fair value of the net assets acquired has been allocated to goodwill. Allocation of the purchase price to the fair value of the net assets acquired and goodwill is subject to change, and will be finalized at the Newcourt Acquisition closing date.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the following: (i) the accompanying notes thereto, (ii) CIT's 1999 unaudited condensed consolidated financial statements, included in CIT's Quarterly Report on Form 10-Q as of and for the six months ended June 30, 1999, and the 1998 audited consolidated financial statements, included in CIT's Annual Report on Form 10-K as of and for the year ended December 31, 1998 and (iii) the unaudited consolidated financial statements, included in Newcourt's Form 6-K as of and for the six months ended June 30, 1999, and the audited consolidated financial statements included in Newcourt's Form 6-K as of and for the year ended December 31, 1998. The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of CIT. These pro forma financial statements are not necessarily indicative of either the financial position or the results of operations that would have been achieved had the Newcourt Acquisition actually occurred on the dates referred to above, nor is it necessarily indicative of the results of future operations, because such unaudited pro forma condensed consolidated financial statements are based on estimates of financial effects that may prove to be inaccurate over time. The information furnished in the statements does not reflect, among other things, management's plans to reduce the level of securitization activity, the cost savings or the revenue enhancements that may be achieved as a result of the Newcourt Acquisition, or the post acquisition legal and tax structure.

Certain information contained in the unaudited pro forma condensed consolidated financial statements and the accompanying notes constitute forward-looking statements concerning the combined companies' operations, economic performance and financial condition. Because such statements reflect risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to risks of economic slowdown or downturn, risks inherent in changes in prevailing market interest rates, unanticipated difficulties in combining the management, operations or cultures of CIT and Newcourt, cost savings that are not realized or are not realizable within the time anticipated, risks associated with the value and recoverability of leased equipment, adequacy of credit reserves for credit losses, funding opportunities and borrowing costs, changes in funding markets (including the asset based securitization market), changes in regulations governing the combined companies' business and operations, competitive factors, issues associated with year 2000 compliance and uncertainties associated with risk management, including credit risk management, asset/liability management, interest rate risk management and cross currency risk management. In addition, certain of such information is based upon preliminary estimates of fair values and of future costs, which is subject to revision as additional information becomes available.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 1999

                                                                                                   CIT
                                                                           Pro Forma            Pro Forma
(Dollars in Millions)                               CIT      Newcourt(a)  Adjustments  Note    Consolidated
                                               -----------  ------------- -----------  ----    ------------
Assets
Financing and leasing assets
Loans
 Commercial                                    $  12,482.2  $   4,969.0  $   (200.0)    3a     $  17,251.2
 Consumer                                          4,176.4           --          --                4,176.4
Lease receivables                                  4,239.0      3,956.0      (175.0)    3a         8,020.0
                                               -----------  -----------  ----------            -----------
 Finance receivables                              20,897.6      8,925.0      (375.0)              29,447.6
Reserve for credit losses                           (276.8)      (199.3)         --                 (476.1)
                                               -----------  -----------  ----------            -----------
 Net finance receivables                          20,620.8      8,725.7      (375.0)              28,971.5
Operating lease equipment, net                     3,433.2      2,103.5          --                5,536.7
Consumer finance receivables held for sale           864.4           --          --                  864.4
Commercial finance receivables held for sale            --      1,563.9          --                1,563.9
Goodwill                                             348.4      1,252.3       126.5     3c         1,727.2
Cash and cash equivalents                             92.9        310.8          --                  403.7
Other assets                                         784.6      1,427.3      (100.0)    3a         2,111.9
                                               -----------  -----------  ----------            -----------
 Total assets                                  $  26,144.3  $  15,383.5  $   (348.5)           $  41,179.3
                                               ===========  ===========  ==========            ===========
Liabilities and Stockholders' Equity
Debt
Commercial paper                               $   5,674.3  $   1,659.2          --            $   7,333.5
Variable rate senior notes                         5,349.7      1,156.8          --                6,506.5
Fixed rate senior notes                            8,611.3      9,030.4  $    250.0     3a        17,891.7
Subordinated fixed rate notes                        200.0           --          --                  200.0
                                               -----------  -----------  ----------            -----------
 Total debt                                       19,835.3     11,846.4       250.0               31,931.7
Credit balances of factoring clients               1,761.6           --          --                1,761.6
Accrued liabilities and payables                     675.9        682.4       200.0     2d         1,558.3
Deferred federal income taxes                        775.1       (206.0)     (300.0)    3a           269.1
                                               -----------  -----------  ----------            -----------
  Total liabilities                               23,047.9     12,322.8       150.0               35,520.7
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely debentures of the Company            250.0          --           --                  250.0
Stockholders' equity:
Common stock                                           1.7          --          1.0     2a             2.7
Paid-in capital                                      957.2          --      2,561.2     2a         3,518.4
Share capital                                           --      2,791.6    (2,791.6)    3b              --
Retained earnings                                  1,928.5        269.1      (269.1)    3b         1,928.5
Treasury stock at cost                               (41.0)          --          --                  (41.0)
                                               -----------  -----------  ----------            -----------
 Total stockholders' equity                        2,846.4      3,060.7      (498.5)               5,408.6
                                               -----------  -----------  ----------            -----------
 Total liabilities and stockholders' equity    $  26,144.3  $  15,383.5  $   (348.5)           $  41,179.3
                                               ===========  ===========  ==========            ===========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(a) Presented in accordance with U.S. GAAP - See Note 1 - Basis of Presentation and Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Six Months Ended June 30, 1999

                                                                                                                   CIT
                                                                                             Pro Forma           Pro Forma
(Dollars in Millions, except per share amounts)             CIT            Newcourt (a)      Adjustments  Note  Consolidated
                                                       -------------      -------------     ------------  ---- --------------
Finance income                                         $    1,095.9       $   1,031.3       $    (17.0)   3e   $     2,110.2
Interest expense                                              554.1             407.5            (43.8)   3e           917.8
                                                       ------------      ------------        ---------         -------------
 Net finance income                                           541.8             623.8             26.8               1,192.4
Fees and other income                                         139.5             268.2               --                 407.7
Gain on sale of automobile fleet leasing
 businesses                                                      --              34.3               --                  34.3
Gain on extinguishment of derivative
 financial instruments                                           --              56.6               --                  56.6
                                                       ------------      ------------        ---------         -------------
 Operating revenue                                            681.3             982.9             26.8               1,691.0
                                                       ------------      ------------        ---------         -------------
Salaries and general operating expenses                       213.8             389.2               --                 603.0
Provision for credit losses                                    45.7              58.4               --                 104.1
Depreciation on operating lease equipment                     115.3             396.7               --                 512.0
Goodwill amortization                                           8.2              23.2              4.4    3d            35.8
Minority interest in subsidiary trust holding solely                                                                      --
 debentures of the Company                                      9.6                --               --                   9.6
                                                       ------------      ------------        ---------         -------------
 Operating expenses                                           392.6             867.5              4.4               1,264.5
                                                       ------------      ------------        ---------         -------------
 Income before provision for income taxes                     288.7             115.4             22.4                 426.5
Provision for income taxes                                    100.5              46.1             10.2    3f           156.8
                                                       ------------      ------------        ---------         -------------
 Net income                                            $      188.2      $       69.3        $    12.2         $       269.7
                                                       ============      ============        =========         ===========

 Basic earnings per share                              $        1.17     $       0.47                     4    $        1.02
 Weighted average common shares outstanding              161,021,757      148,356,885                            264,871,577

 Diluted earnings per share                            $        1.16     $       0.47                     4    $        1.01
 Weighted average common shares outstanding              162,267,941      148,822,829                            266,443,921

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(a) Presented in accordance with U.S. GAAP - See Note 1 - Basis of Presentation and Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 1998

                                                                                                                     CIT
                                                                                              Pro Forma           Pro Forma
(Dollars in Millions, except per share amounts)              CIT           Newcourt (a)      Adjustments  Note   Consolidated
                                                       -------------     --------------      -----------  ----   ------------

Finance income                                         $     2,015.1     $     1,888.4     $      (34.0)   3e    $    3,869.5
Interest expense                                             1,040.8             657.9            (87.5)   3e         1,611.2
                                                       -------------     -------------     ------------          ------------
 Net finance income                                            974.3           1,230.5             53.5               2,258.3
Fees and other income                                          255.4             548.7               --                 804.1
                                                       -------------     -------------     ------------          ------------
 Operating revenue                                           1,229.7           1,779.2             53.5               3,062.4
                                                       -------------     -------------     ------------          ------------
Salaries and general operating expenses                        407.7             698.3               --               1,106.0
Provision for credit losses                                     99.4             100.5               --                 199.9
Depreciation on operating lease equipment                      169.5             686.7               --                 856.2
Goodwill amortization                                           10.1              44.4             10.8    3d            65.3
Minority interest in subsidiary trust holding solely
 debentures of the Company                                      19.2                --               --                  19.2
                                                       -------------     -------------     ------------          ------------
 Operating expenses                                            705.9           1,529.9             10.8               2,246.6
                                                       -------------     -------------     ------------          ------------
 Income before provision for income taxes                      523.8             249.3             42.7                 815.8
Provision for income taxes                                     185.0              91.5             20.3    3f           296.8
                                                       -------------     -------------     ------------          ------------
 Net income                                            $       338.8     $       157.8     $       22.4          $      519.0
                                                       =============     =============     ============          ============

Basic earnings per share                               $        2.09     $        1.11                     4     $       1.98
Weighted average common shares outstanding               161,987,897       142,741,776                            261,907,140

Diluted earnings per share                             $        2.08     $        1.09                     4     $       1.96
Weighted average common shares outstanding               163,188,739       144,859,067                            264,590,086

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(a) Presented in U.S. $ and in accordance with U.S. GAAP - See Note 1 - Basis of Presentation and Note 6 - Newcourt Credit Group Inc. - Pro Forma
Reclassifications and Conversions.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                As of and for the Six Months Ended June 30, 1999 and
                      For the Year Ended December 31, 1998

1.  Basis of Presentation

    The unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 was prepared as if the Newcourt Acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 1999 and for the year ended December 31, 1998 were prepared as if the Newcourt Acquisition had been consummated on January 1, 1998. The unaudited pro forma condensed consolidated financial statements have been prepared using the following information:

    (a) Unaudited condensed consolidated financial statements of The CIT Group, Inc. ("CIT" or the "Company") as of and for the six months ended June 30, 1999, which are included in CIT's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and audited consolidated financial statements of CIT as of and for the year ended December 31, 1998, which are included in CIT's Annual Report on Form 10-K filed with the SEC;

    (b) Unaudited consolidated financial statements of Newcourt Credit Group Inc. ("Newcourt") as of and for the six months ended June 30, 1999, as filed on Form 6-K with the SEC, and audited consolidated financial statements of Newcourt as of and for the year ended December 31, 1998, as filed on Form 6-K with the SEC, both prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The financial statements of Newcourt prior to January 1, 1999 were reported in Canadian dollars. On January 1, 1999, Newcourt changed its reporting currency to U.S. dollars. For purposes of these unaudited pro forma condensed consolidated financial statements, Newcourt's balance sheet and income statement information has been: (1) adjusted to conform to U.S. generally accepted accounting principles ("U.S. GAAP"), (2) reclassified as to certain financial statement line items to conform to CIT's presentation under U.S. GAAP - See Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions and (3) with respect to the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1998, converted to a presentation in U.S. dollars using an exchange rate of .6733 Canadian dollar to each U.S. dollar.

2.  Pro Forma Assumptions

    (a) The value of CIT common stock, par value $0.01 per share, issued to acquire Newcourt common stock is $2,562.2 million, based upon 148,488,329 outstanding shares of Newcourt common stock per the Amended and Restated Agreement and Plan of Reorganization at a price per Newcourt share of $17.26. The price per share was determined by multiplying by .70 ("the exchange ratio") the average closing price of CIT Class A Common Stock for the two day period both before and after the date of the announcement of the Newcourt Acquisition, August 5, 1999.

    (b) The acquisition of Newcourt has been accounted for using the purchase method. The difference between the total purchase price and the fair value of the net assets acquired has been allocated to goodwill.

    (c) Estimated fair values for commercial loans, lease receivables, other assets, fixed rate senior notes and debt related hedges were estimated through the application of cash flow discounting methodologies considering such factors as current market interest rates, current market equipment values and credit risks, as applicable. The resulting net premium/discount on commercial loans, fixed rate senior notes and debt related hedges for the purposes of these unaudited condensed consolidated pro forma statements, is assumed to be amortized/accreted into interest income/expense to produce a constant yield to maturity. No fair value adjustment has been made to operating lease equipment, and any such adjustment is not expected to be material to the unaudited pro forma condensed consolidated financial statements - See
         Note 5 - Estimated Effect of Pro Forma Amortization and Accretion of Purchase Accounting Adjustments.

         The actual fair value of net assets acquired will be determined as of the Newcourt Acquisition closing date and is subject to revision as additional information becomes available.

    (d) A preliminary estimate of $200.0 million has been made for costs including transaction costs (such as advisory, legal and accounting costs), severance, operational redundancies, etc. associated with the acquisition of Newcourt ("restructuring charge"). This restructuring charge is based upon information currently available to management and is subject to change in conjunction with the integration project that is undertaken in connection with the acquisition.

         CIT will record the above restructuring charge and disclose its components in accordance with the requirements of EITF 94-3: "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)"; and EITF 95-3: "Recognition of Liabilities in Connection with a Purchase Business Combination". CIT expects the restructuring charge to consist principally of cash payments, and will fund such amounts from operations. The actual restructuring charge is not expected to be materially different from the estimate provided herein, or to materially affect the financial condition or results of operations of the combined entity.

3. Pro Forma Adjustments - The allocation of the purchase price has not been finalized and the portion of the purchase price allocated to fair value adjustments and goodwill is subject to change, because the fair value of net assets acquired will be determined as of the closing date and is subject to revision as additional information becomes available.

(a) Estimated pro forma purchase accounting adjustments for the Newcourt Acquisition were as follows (dollars in millions):

         Newcourt net tangible assets - historical
            at June 30, 1999 ...............................    $ 1,808.4

         Fair Value Adjustments:

         Commercial loans ..................................       (200.0)(i)
         Lease receivables .................................       (175.0)(ii)
         Other assets ......................................       (100.0)(iii)
         Fixed rate senior notes ...........................       (250.0)(iv)
                                                                ---------

         Subtotal - net fair value adjustments .............       (725.0)
         Restructuring charge ..............................       (200.0)(v)
         Tax effects of adjustments @ 38% ..................        300.0
                                                                ---------

         Total net adjustments to net assets acquired ......       (625.0)
                                                                ---------
         Net tangible assets acquired ......................    $ 1,183.4
                                                                =========


         i. Adjustment reflects the estimated decrease in carrying value required in connection with the acquisition to conform Newcourt credit policies and practices, including charge-offs and loss reserves, to CIT standards and practices, as well as post acquisition strategies for problem loan resolution. Adjustment also includes a mark-to-market to increase the value of the portfolio based upon current market interest rates.

         ii. Adjustment to reflect the future realizability of estimated lease residuals.

         iii. Adjustment to estimated fair value of other assets, including retained interests in securitizations.

         iv. Mark-to-market of fixed rate debt and debt related hedges based upon current market interest rates.

         v. Preliminary estimate for costs including transaction costs (such as advisory, legal and accounting costs), severance, operational redundancies, etc. associated with the acquisition of Newcourt ("restructuring charge"). This restructuring charge is based upon information currently available to management and is subject to change. Certain components of this charge may not be tax deductible.

(b) Purchase accounting adjustments were made to eliminate Newcourt's stockholders' equity accounts and to reflect the issuance of shares of CIT common stock to purchase Newcourt common stock at the exchange ratio.

(c) Goodwill for the Newcourt Acquisition was calculated as follows (dollars in millions):

    Purchase price ...............................................    $  2,562.2
    Net tangible assets acquired, as above .......................       1,183.4
                                                                      ----------
    Goodwill .....................................................       1,378.8
    Goodwill recorded by Newcourt at June 30, 1999 ...............       1,252.3
                                                                      ----------
    Incremental goodwill created by the Newcourt Acquisition .....    $    126.5
                                                                      ==========

(d) The goodwill related to the Newcourt Acquisition is amortized on a straight-line basis over a period of twenty-five years.

(e) Pro forma adjustments to finance income and interest expense were estimated for the Newcourt Acquisition as follows (dollars in millions):

                                                             Six Months Ended        Year Ended
                                                              June 30, 1999      December 31, 1998
                                                              -------------      -----------------
         Amortization of premium on commercial loans .....     $ (17.0)              $(34.0)
         Accretion of discount on fixed rate senior notes and
         debt related hedges .............................        43.8                 87.5
                                                               -------               ------
         Total net adjustment to net finance income ......     $  26.8               $ 53.5
                                                               =======               ======

(f) Income tax expense was calculated at a 38% tax rate, representing the expected tax rate of the temporary differences which are expected to be realized. Goodwill amortization is non-deductible.

4. Earnings Per Share

   Basic earnings per common share was calculated by dividing the net income by the weighted average number of common shares outstanding for the six months ended June 30, 1999 and for the year ended December 31, 1998, for both CIT and Newcourt. For the unaudited pro forma condensed consolidated financial statements, Newcourt shares were adjusted to the equivalent shares of CIT stock based upon the exchange ratio.

   Diluted earnings per common share was calculated using the same method as basic earnings per share, and includes potential dilution of common stock equivalents.

   The calculation of basic and diluted earnings per common share for Newcourt for the year ended December 31, 1998 excludes a non-recurring premium of $29.9 million on the redemption of preferred securities. Including the premium in the calculation of basic and diluted earnings per common share, Newcourt's basic earnings per common share and diluted earnings per common share were $0.90 and $0.88, respectively. For purposes of these unaudited pro forma condensed consolidated financial statements, pro forma consolidated basic earnings per common share and diluted earnings per common share would have been $1.87 and $1.85, respectively.

5. Estimated Effect of Pro Forma Amortization and Accretion of Purchase Accounting Adjustments

   The following table summarizes the prospective estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the Newcourt Acquisition on CIT's results of operations for the years indicated (dollars in millions):


                                                                    Effect on
For the year ended         Goodwill       Loan            Debt    Pretax Income
   December 31,          Amortization  Amortization    Accretion     (Loss)
------------------       ------------   -----------    ---------  -------------
   1999                  $    (55.2)   $  (34.0)       $   87.5   $     (1.7)
   2000                       (55.2)      (24.0)           60.0        (19.2)
   2001                       (55.2)      (15.0)           32.5        (37.7)
   2002                       (55.2)      (11.0)            7.5        (58.7)
   2003                       (55.2)       (8.0)           12.5        (50.7)
2004 and thereafter        (1,102.8)       (8.0)           50.0     (1,060.8)
                         ----------    --------        --------   ----------
   Totals                $ (1,378.8)   $ (100.0)       $  250.0   $ (1,228.8)
                         ==========    ========        ========   ==========

6. Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions

The following consolidated balance sheet and income statement schedules and related footnotes set forth the conversion of Newcourt's historical financial statements to U.S. dollars as applicable, and U.S. GAAP and the pro forma reclassifications necessary to conform the financial statements to a reporting basis consistent with CIT.

As of June 30, 1999                                                                                         Newcourt
                                                      Newcourt         Pro Forma                          Presented on
Balance Sheet Category                             Presentation(l)  Reclassifications     Note        CIT's Reporting Basis
-------------------------------------------        ---------------  -----------------    ------       ---------------------
(Dollars in Millions)
Assets:

Financing and leasing assets
Loans
 Commercial                                                    --     $   4,969.0         (a)            $    4,969.0
Lease receivables                                              --         3,898.2         (a)                 3,956.0
                                                                             57.8         (b)                      --
                                                      -----------     -----------                        ------------
 Finance receivables                                           --         8,925.0                             8,925.0
Reserve for credit losses                                      --          (199.3)        (a)                  (199.3)
                                                      -----------     -----------                        ------------
 Net finance receivables                                       --         8,725.7                             8,725.7
Operating lease equipment, net                        $   2,161.3           (57.8)        (b)                 2,103.5
Commercial finance receivables held for sale              1,563.9              --                             1,563.9
Goodwill                                                  1,252.3              --                             1,252.3
Cash and cash equivalents                                   310.8              --                               310.8
Other assets                                                   --           676.6      Sum of (c)             1,427.3
                                                                            750.7         (a)

Finance assets held for investment                        9,418.6        (9,418.6)     Sum of (a)                  --
Investment in affiliated companies                          253.4          (253.4)        (c)                      --
Accounts receivable, prepaids and other                     302.4          (302.4)        (c)                      --
Property and equipment, net                                 120.8          (120.8)        (c)                      --
Future income tax asset                                     206.0          (206.0)        (d)                      --
                                                      -----------     -----------                        ------------
 Total assets                                         $  15,589.5     $    (206.0)                       $   15,383.5
                                                      ===========     ===========                        ============

Liabilities and Stockholders' Equity:

Commercial paper                                               --     $   1,659.2         (e)            $    1,659.2
Variable rate senior notes                                     --         1,156.8         (e)                 1,156.8
Fixed rate senior notes                                        --         9,030.4         (e)                 9,030.4
                                                      -----------     -----------                        ------------
 Total debt                                                              11,846.4                            11,846.4
Accrued liabilities and payables                      $     682.4              --                               682.4
Deferred federal income taxes                                  --          (206.0)        (d)                 (206.0)
Debt                                                     11,846.4       (11,846.4)     Sum of (e)                  --
                                                      -----------     -----------                        ------------
 Total liabilities                                       12,528.8          (206.0)                           12,322.8
                                                      -----------     -----------                        ------------
Share capital                                             2,791.6              --                             2,791.6
Retained earnings                                           269.1              --                               269.1
                                                      -----------     -----------                        ------------
 Total stockholders' equity                               3,060.7              --                             3,060.7
                                                      -----------     -----------                        ------------
 Total liabilities and stockholders' equity           $  15,589.5     $    (206.0)                       $   15,383.5
                                                      ===========     ===========                        ============

For the six months ended
June 30, 1999                                                                                                    Newcourt
                                                             Newcourt          Pro Forma                       Presented on
Income Statement Category                                 Presentation(l)  Reclassifications   Note        CIT's Reporting Basis
-------------------------------------------------         ---------------  -----------------   ----        ---------------------
(Dollars in Millions)
Finance income                                                     --           $  1,031.3      (f)              $  1,031.3

Interest expense                                                   --                407.5      (f)                   407.5

Net finance and rental income                                $  206.9               (206.9)   Sum of (f)                 --
                                                             ---------          ----------                       ----------
 Net finance income                                             206.9                416.9                            623.8
Securitization gains                                             84.2                (84.2)     (i)                      --
Syndication fees                                                 69.9                (69.9)     (i)
Fees and other income                                           166.8                 38.2      (f)                   268.2
                                                                                     154.1    Sum of (i)
                                                                                     (90.9)   Sum of (k)
Gain on sale of automobile fleet leasing
 businesses                                                        --                 34.3      (k)                    34.3
Gain on extinguishment of derivative
 financial instruments                                             --                 56.6      (k)                    56.6
                                                             ---------          ----------                       ----------
 Operating revenues                                             527.8                455.1                            982.9
                                                             ---------          ----------                       ----------
Salaries and general operating expenses                            --                 13.1      (h)                   389.2
                                                                                     376.1    Sum of (g)
Provision for credit losses                                        --                 58.4      (f)                    58.4
Depreciation on operating lease equipment                          --                396.7      (f)                   396.7
Goodwill amortization                                              --                 23.2      (h)                    23.2
Operating and administrative                                    193.9               (193.9)     (g)                      --
Salaries and wages                                              182.2               (182.2)     (g)                      --
Goodwill amortization, depreciation and other expenses           36.3                (36.3)    Sum of (h)                 --
                                                             ---------          ----------                       ----------
 Operating expenses                                             412.4           $    455.1                            867.5
                                                             ---------          ----------                       ----------
 Income before provision for income taxes                       115.4                   --                            115.4
Provision for income taxes                                       46.1                   --                             46.1
                                                             ---------          ----------                       ----------
 Net income                                                  $   69.3                   --                       $     69.3
                                                             =========          ==========                       ==========

For the year ended
December 31, 1998                                                                                                 Newcourt
                                                                Newcourt          Pro Forma                     Presented on
Income Statement Category                                    Presentation(l)  Reclassifications   Note       CIT's Reporting Basis
-----------------------------------------------              ---------------  -----------------   ----       ---------------------
(Dollars in Millions)
Finance income                                                     --         $  1,888.4           (f)          $  1,888.4
Interest expense                                                   --              657.9           (f)               657.9
Net finance and rental income                                $  549.2             (549.2)       Sum of (f)              --
                                                             --------         ----------                        ----------
 Net finance income                                             549.2              681.3                           1,230.5
Gain on sale of finance assets                                  287.5             (287.5)          (j)                  --
Fees and other income                                           155.3              287.5           (j)               548.7
                                                                                   105.9           (f)
                                                             --------         ----------                        ----------
 Operating revenues                                             992.0              787.2                           1,779.2
                                                             --------         ----------                        ----------
Salaries and general operating expenses                            --               34.5           (h)               698.3
                                                                                   663.8        Sum of (g)

Provision for credit losses                                        --              100.5           (f)               100.5
Depreciation on operating lease equipment                          --              686.7           (f)               686.7
Goodwill amortization                                              --               44.4           (h)                44.4
Operating and administrative                                    365.2             (365.2)          (g)                  --
Salaries and wages                                              298.6             (298.6)          (g)                  --
Goodwill amortization, depreciation and other expenses           78.9              (78.9)       Sum of (h)              --
                                                             --------         ----------                        ----------
 Operating expenses                                             742.7         $    787.2                           1,529.9
                                                             --------         ----------                        ----------
 Income before provision for income taxes                       249.3                 --                             249.3
Provision for income taxes                                       91.5                 --                              91.5
                                                             --------         ----------                        ----------
 Net income                                                  $  157.8                 --                        $    157.8
                                                             ========         ==========                        ==========

(a) Finance assets held for investment has been reclassified to the line items Commercial loans, Lease receivables, Reserve for credit losses and Other assets (relating to interests in securitized receivables).

(b) Rental receivables, net, has been reclassified to the line item Lease receivables.

(c) Investment in affiliated companies, Accounts receivable, prepaids and other, and Property and equipment, net have been reclassified to the line item Other assets.

(d) Future income tax asset has been reclassified to the line item Deferred federal income taxes.

(e) Debt has been reclassified to the line items Commercial paper, Variable rate senior notes and Fixed rate senior notes.

(f) Net finance and rental income has been reclassified to the line items Finance income, Interest expense, Fees and other income, Provision for credit losses, and Depreciation on operating lease equipment.

(g) Operating and administrative and Salaries and wages have been reclassified to the line item Salaries and general operating expenses.

(h) Goodwill amortization, depreciation and other expenses have been reclassified to the line items Salaries and general operating expenses (relating to depreciation on property and equipment and the amortization of other intangibles) and Goodwill amortization.

(i) Securitization gains and Syndication fees have been reclassified to the line item Fees and other income.

(j) Gain on sale of finance assets has been reclassified to Fees and other income.

(k) Fees and other income has been reclassified to the line items Gain on sale of automobile fleet leasing businesses and Gain on extinguishment of derivative financial instruments.

(l) The unaudited consolidated financial statements of Newcourt as of and for the six months ended June 30, 1999 and the audited consolidated statement of income for the year ended December 31, 1998, were prepared in accordance with accounting principles generally accepted in Canada. Financial statements for Newcourt prior to January 1, 1999 were reported in Canadian dollars. On January 1, 1999, Newcourt changed its reporting currency to U.S. dollars. The primary differences between Canadian and U.S. GAAP, as they relate to Newcourt's financial statements, are the accounting treatment of securitizations and restructuring charges. For the purposes of these unaudited pro forma condensed consolidated financial statements (presented in U.S. dollars as described in Note 1b), adjustments have been made to the balance sheet and income statements of Newcourt as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998 to conform them to U.S. GAAP. The 1998 adjustments are presented in Note 21 to the audited consolidated financial statements included in Newcourt's Form 6-K for the year ended December 31, 1998. The adjustments for the six months ended June 30, 1999 have been provided by Newcourt management. The adjustments are summarized in the following table.

  (Dollars in Millions)                                        For the six months         For the year
  Income Statement:                                           Ended June 30, 1999   Ended December 31, 1998
-----------------------------------------------------------------------------------------------------------
Net income as reported under Canadian GAAP                          $  97.7              $  198.2

Differences in accounting for securitization transactions
 (net of income taxes of $1.1 for the six months ended
 June 30, 1999 and $7.1 for the year ended December 31, 1998)          (4.0)                 (9.8)

Differences in accounting for restructuring charge
 (net of income taxes of $11.3 for the six months ended
 June 30, 1999 and $19.5 for the year ended December 31, 1998)        (14.8)                (25.6)

Other (net of income taxes of $6.7 for the six months ended
 June 30, 1999 and $1.6 for the year ended December 31, 1998)          (9.6)                 (5.0)
-----------------------------------------------------------------------------------------------------------
Net income, as reported under U.S. GAAP                             $  69.3              $  157.8
-----------------------------------------------------------------------------------------------------------

     At June 30, 1999 the cumulative effect of the difference between Canadian and U.S. GAAP resulted in a decrease in Retained earnings of $42.0 million, which was recorded as a decrease of $76.3 million to Accounts receivable, prepaids and other and an increase to the Future income tax asset of $34.3 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE CIT GROUP
                                               ---------------------------------
                                               (Registrant)

                                               By: /s/ JOSEPH M. LEONE
                                               ---------------------------------
                                               Joseph M. Leone
                                               Executive Vice President and
                                               Chief Financial Officer

Dated: August 18, 1999